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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2008

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 7.01  FD Disclosure.

Watkins, MN; Vancouver, BC June 13, 2008 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire resistant building materials, is pleased to report double digit growth in overall sales revenue and sales volume for the month of May 2008.  Overall monthly sales revenue increased 25% to $580,579 from $465,169 in May of 2008.  Of that total, Multifamily Residential Roof Deck revenues increased substantially to $118,971 from $21,479; while Commercial Modular revenues decreased slightly from $236,621 to $201,647.  Sales revenues year-to-date, July 1, 2007 – May 31, 2008, are $4,447,961 as compared to $5,665,649 year-to-date in 2007.

Shipments of Blazeguard products into the building industry for the month of May 2008 grew 17% over May 2007 (874,400 sq. ft. vs. 744,400 sq. ft.)  Of the total, 591,000 sq. ft. was shipped into the Commercial Modular market, and 283,400 sq. ft. went into the Multi-family Residential Roof Deck market.  Year-to-date sales are 6,763,100 sq. ft., in comparison to 8,113,800 sq. ft. during the same period last year.

“While the building industry remains impacted by the current economic conditions, Barrier is optimistic with the results from the first five months of calendar year 2008,” states Dr. Michael Huddy, President and CEO.  “Sales revenue from January 2008 through May 2008 is $126,704 higher over the same period last year ($2,163,292 vs. $2,036,589).  Sales volumes of shipments have increased 154,400 sq. ft. from 3,170,200 sq. ft. to 3,324,600 sq. ft.  Our Multi-family Residential Roof Deck business has been steadily growing in most regions:  the South, Mid-Atlantic, and Midwest.  In addition, the Commercial Modular market has remained consistent and we are looking for additional growth in that business over the next six months.”

Refer to Exhibit #99.1 for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1

Press Release, June 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008    International Barrier Technologies Inc.

                                             (Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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